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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



           Date of Report (Date of Event Reported): November 22, 1996



                           GENELABS TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)



                                   CALIFORNIA
                 (State or other jurisdiction of incorporation)


        0-19222                                       94-3010150
(Commission file number)                   (IRS employer identification no.)


 505 PENOBSCOT DRIVE, REDWOOD CITY, CALIFORNIA                94063
   (Address of principal executive offices)                 (Zip code)


                                 (415) 369-9500
              (Registrant's telephone number, including area code)
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ITEM 1.           CHANGES IN CONTROL OF REGISTRANT

Not applicable

ITEM 2.           ACQUISITION AND DISPOSITION OF ASSETS

Not applicable

ITEM 3.           BANKRUPTCY OR RECEIVERSHIP

Not applicable

ITEM 4.           CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not applicable

ITEM 5.           OTHER EVENTS

Genelabs Technologies, Inc. ("the Company") entered into a Common Stock Purchase Agreement dated November 15, 1996, ("the Agreement") with Veron International Limited ("Veron"), the largest shareholder of the Company. The Agreement provides that the Company will issue a total of 2.6 million shares ("the Shares") of Common Stock at $4.00 per share. Net proceeds to the Company will be approximately $9.5 million after deducting estimated offering expenses and commissions. With this purchase Veron will increase its stake in the Company from approximately 8% to approximately 14% of the outstanding shares.

The Shares are being issued pursuant to an exemption under the Securities Act of 1933, as amended ("the Securities Act"), provided by Section 4(2) and/or Regulation D. The Shares are not being issued pursuant to Regulation S of the Securities Act. The Agreement does not grant any registration rights to Veron with respect to the Shares and contemplates that subsequent sales of the Shares, if any, will be effected pursuant to Rule 144 of the Securities Act. In addition, the Agreement provides that Veron cannot sell any of the Shares for one year following the date of the Agreement without the prior written consent of the Company.

The Agreement includes customary representations and warranties of the Company and the purchaser. The Agreement provides that the Company will pay to Veron or its affiliated companies $950,000 in commissions and expenses, which include Hart-Scott-Rodino filing and compliance and legal, accounting, tax and other fees and expenses of Veron.

The Company and Veron will each make filings pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 because once the stock purchase described herein is completed, Veron's total investment in the Company will exceed $15 million. Pursuant to the Agreement, 700,000 shares were issued at the first closing on November 18, 1996 and the Company received $2.8 million of the total proceeds from Veron. The balance of the proceeds, currently being held in escrow, is anticipated to be released upon the expiration or early termination of the Hart-Scott- Rodino waiting period.
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ITEM 6.           RESIGNATION OF THE REGISTRANT'S DIRECTORS

Not applicable

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

EXHIBIT
NUMBER                              DESCRIPTION

10.30 Common Stock Purchase Agreement dated November 15, 1996 between Registrant and Veron International Limited.


ITEM 8.           CHANGE IN FISCAL YEAR

Not applicable

ITEM 9.           SALE OF EQUITY SECURITIES PURSUANT TO REGULATION S.

Not applicable


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             Genelabs Technologies, Inc.


Dated: November 22, 1996                      By:  /s/ JAMES A. D. SMITH
                                                   ------------------------

                                              James A.D. Smith
                                              Chief Operating Officer